      As Filed with the Securities and Exchange Commission on March 8, 2001
                                                      Registration No. 333-43083
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                        Post Effective Amendment No. 1 to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                               WEST COAST BANCORP
               (Exact name of issuer as specified on its charter)


            OREGON                               6711                       93-0810577
(State or other jurisdiction of       Primary Standard Industrial       (I.R.S. employer
incorporation or organization)        Classification Code Number        identification no.)

                          5335 MEADOWS ROAD, SUITE 201
                            LAKE OSWEGO, OREGON 97035
                                 (503) 684-0884
            (Address, including zip code, telephone number, including
                  area code, of registrant's executive offices)

                           ---------------------------


                               ROBERT D. SZNEWAJS
                      President and Chief Executive Officer
                               West Coast Bancorp
                          5335 Meadows Road, Suite 201
                            Lake Oswego, Oregon 97035
                                 (503) 684-0884
               (Name, address including zip code, telephone number
                   including area code, of agent for service)

                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                             STEPHEN M. KLEIN, ESQ.
                               Graham & Dunn, P.C.
                          1420 Fifth Avenue, 33rd Floor
                         Seattle, Washington 98101-2390
                                 (206) 624-8300

                      DEREGISTRATION OF UNISSUED SECURITIES

        West Coast Bancorp's ("Bancorp") Registration Statement on Form S-4, declared effective on January 12, 1998, Commission File No. 333-43083 (the "Registration Statement"), provided for the issuance of up to 2,550,000 shares of Bancorp's common stock.

        These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire Centennial Holdings Ltd. dated October 30, 1997 (the "Merger Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Merger Agreement, 2,417,483 shares of Bancorp's common stock were exchanged, leaving 132,517 shares registered but unissued. No further securities are to be exchanged pursuant to the Merger Agreement. Accordingly, Bancorp hereby deregisters 132,517 shares not exchanged pursuant to the Merger Agreement.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on January 23, 2001.


                                             WEST COAST BANCORP
                                                         (Issuer)




                                             By:  /s/ Robert D. Sznewajs
                                                 -------------------------------
                                                 Robert D. Sznewajs
                                                 (President and Chief Executive
                                                 Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to the registration statement has been signed by the following persons in the capacities indicated on this 23rd day of January, 2001.

               SIGNATURE                                TITLE
               ---------                                -----

PRINCIPAL EXECUTIVE OFFICER


  /s/ Robert D. Sznewajs                     President and Chief
------------------------------------         Executive Officer, Director
Robert D. Sznewajs


PRINCIPAL FINANCIAL OFFICER


  /s/ Anders Giltvedt                        Executive Vice President and
------------------------------------         Chief Financial Officer
Anders Giltvedt



A Majority of the Board of Directors:


  /s/ Lloyd D. Ankeny                          /s/ C. Douglas McGregor
------------------------------------         -----------------------------------
Lloyd D. Ankeny                              C. Douglas McGregor


  /s/ Michael J. Bragg                          /s/ J. F. Ouderkirk
------------------------------------         -----------------------------------
Michael J. Bragg                             J. F. Ouderkirk


  /s/ William B. Loch                          /s/ Mary Pearmine
------------------------------------         -----------------------------------
William B. Loch                              Mary Pearmine


  /s/ Jack E. Long
------------------------------------
Jack E. Long
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